Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of SQZ Biotechnologies Company of our report dated March 18, 2021 relating to the financial statements, which appears in SQZ Biotechnologies Company’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 10, 2021